UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 28, 2023

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On April 28, 2023, The Board of Water Supply of the City and County of Honolulu, Hawaii (the “BWS”) posted a “Notice of Award” that Kalaoloa Desalco LLC, an indirect wholly-owned subsidiary of Consolidated Water Co. Ltd. (the “Company”), has been selected to design, construct, operate and maintain the Kalaeloa Seawater Desalination Facility in Oahu, Hawaii (the “Project”). The Notice of Award disclosed a fixed design and construction fee of $149,648,118 and an annual operation and maintenance fee of $2,721,919. Further on May 16, 2023, in a presentation at the American Council of Engineering Companies of Hawaii 2023 Symposium, the BWS reviewed the Notice of Award and indicated that the Project would be funded over multiple years, with $60,000,000 funded in 2024, and is estimated to be completed in 2026. On May 18, 2023, the Company learned that members of the public were aware that the Company indirectly owns Kalaoloa Desalco LLC.

The Company is working to satisfy the prerequisites to execution of the definitive agreements relating to the Project, including delivering bonds, certificates of insurance and other documents. The definitive agreements will not be executed until the BWS has completed its internal processes, which include, but may not be limited to (a) review of required bonds and insurance, (b) review and approval of the agreements by the BWS legal counsel, and (c) approval and execution of the agreements by the Manager and Chief Engineer of the BWS. The Company anticipates it could take several weeks for this process to be concluded and for the definitive agreements to be executed. While the Company intends to diligently complete the prerequisites for the execution of definitive agreements, the Company cannot provide any assurances that the definitive agreements will be signed. If and when definitive agreements are signed, the Company will disclose additional details regarding the Project and the material details of the agreements.

Note about forward-looking statements. Statements contained in this Current Report on Form 8-K other than recitation of historical facts are “forward-looking” statements within the meaning of Section 27A of the Exchange Act and Section 21E of the Exchange Act. Forward-looking statements usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, world events impacting the ability or desire of people to travel to the Company’s service areas, continued acceptance of the Company's products and services in the marketplace, changes in its relationships with the governments of the jurisdictions in which it operates, the outcome of its negotiations with the Cayman Islands government regarding a new retail license agreement, its ability to successfully secure contracts for new water projects (including for the Project), its ability to develop and operate such projects (including the Project) profitably, its ability to collect its delinquent accounts receivable in the Bahamas, and its ability to manage growth and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: May 18, 2023

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